EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with this Quarterly Report on Form 10-Q for the period ended September 30, 2005 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d 14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Gregory T. Schiffman, the undersigned officer of Affymetrix, Inc. certifies that, to the best of such officer’s knowledge:

1.             the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.                                       the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Affymetrix, Inc.

Date: November 9, 2005	/s/ GREGORY T. SCHIFFMAN
Name: Gregory T. Schiffman
Title: Executive Vice President and Chief Financial Officer